Press Release
Spirit MTA REIT Announces
Third Quarter 2018 Financial and Operating Results
- Invested $97.4 million in acquisitions -
- Disposed of nine properties for $31.6 million in gross proceeds including five properties leased to Shopko for $23.1 million -
Dallas, TX - November 9, 2018 - Spirit MTA REIT (NYSE: SMTA) ("SMTA" or the "Company"), a net-lease real estate investment trust ("REIT") headquartered in Dallas, Texas, today reported its financial and operating results for the third quarter ended September 30, 2018.
Unless otherwise specified, financial and operating information prior to May 31, 2018 reflects the financial and operating information of SMTA's legal predecessor entities.
THIRD QUARTER HIGHLIGHTS

•
Invested $97.4 million in acquisitions comprising five properties, with a weighted average lease term of 15.8 years, a weighted-average initial cash yield of approximately 6.44% and an economic yield of 7.60%.

•	Disposed of nine properties for $31.6 million in gross proceeds. Among the sales were five properties leased to Shopko for gross proceeds of $23.1 million.

•	Generated Net Loss of $0.18 per share, FFO of $0.43 per share and AFFO of $0.52 per share.
CEO COMMENTS
“In our first quarter as a standalone public Company, we continued to make progress as we seek to maximize shareholder value through the monetization of a portfolio of non-core assets and the growth of our seasoned master funding vehicle.  Our diverse portfolio of predominantly triple-net leased properties continues to steadily perform. During the quarter, we utilized our Master Trust 2014 release account cash, along with proceeds from the monetization of non-core assets, to complete the acquisition of five high quality assets for a total of $97.4 million with a weighted-average initial cash yield of 6.44% and an economic yield of 7.60%. We also disposed of a total of $31.6 million of properties, including five properties leased to Shopko. Further, SMTA secured two key financings post quarter-end, as previously announced. First, we have closed on a  $165 million non-recourse financing secured by our remaining 85 Shopko assets held in the Other Properties portfolio, which we believe has substantially reduced our Shopko risk exposure and provided immediate incremental capital, while allowing for continued disposition activity. Additionally, SMTA further augmented its  liquidity position by raising a $50 million variable funding note that will allow the Company more flexibility with respect to capital for acquisitions as well as liability management. With these financings, we believe we have fortified SMTA’s foundation from a capital perspective while allowing for continued execution of the Company’s strategy,” stated SMTA Chief Executive Officer, Chief Financial Officer and Treasurer Ricardo Rodriguez.

FINANCIAL RESULTS

•
Total revenues for the Master Trust 2014 and Other Properties segments were $46.2 million and $16.2 million, respectively, for the three months ended September 30, 2018, compared to $43.5 million and $15.7 million for the same period last year. Total revenues for the Master Trust 2014 and Other Properties segments were $136.2 million and $47.2 million, respectively, for the nine months ended September 30, 2018, compared to $126.3 million and $48.0 million for the same period last year.

•
Net loss attributable to common stockholders was $7.5 million, or $0.18 per share, for the three months ended September 30, 2018, compared to net loss of $6.5 million, or $0.15 per share, for the same period last year. Net loss attributable to common stockholders was $15.5 million, or $0.36 per share, for the nine months ended September 30, 2018, compared to net income of $16.8 million, or $0.39 per share, for the same period last year.

•
FFO per diluted share was $0.43 and $0.70 for the three months ended September 30, 2018 and 2017, respectively. FFO per diluted share was $1.29 and $2.02 for the nine months ended September 30, 2018 and 2017, respectively.

•
AFFO for the three months ended September 30, 2018 was $22.6 million, compared to $34.4 million for the same period last year. AFFO per diluted share was $0.52 and $0.80 for the three months ended September 30, 2018 and 2017, respectively. AFFO for the nine months ended September 30, 2018 was $75.3 million, compared to $97.8 million for the same period last year. AFFO per diluted share was $1.75 and $2.28 for the nine months ended September 30, 2018 and 2017, respectively.

•
On August 9, 2018, the Board of Trustees of SMTA declared a total cash dividend of $0.33 per common share, comprising $0.08 for the month ended June 30, 2018 and $0.25 for the quarter ended September 30, 2018, that was paid on October 15, 2018 to holders of record as of September 28, 2018, and a cash dividend of $0.625 per share of SMTA Preferred Stock that was paid on September 28, 2018 to holders of record as of September 14, 2018.

•
The amount and timing of dividends for 2018 and beyond will be at the discretion of the Board of Trustees. The Board of Trustees' decisions regarding the payment of dividends will depend on many factors, including, but not limited to, maintaining the Company's REIT tax status, timing and magnitude of disposition activities, investment opportunities and working capital needs.

THIRD QUARTER PORTFOLIO HIGHLIGHTS

•
During the three months ended September 30, 2018, SMTA invested $97.5 million in acquisitions comprising five properties and revenue producing capital expenditures, all related to assets within the Master Trust 2014 portfolio. The newly acquired properties have a weighted average lease term of 15.8 years, a weighted-average initial cash yield of approximately 6.44% and an economic yield of 7.60%.

•
During the three months ended September 30, 2018, SMTA disposed of nine properties for $31.6 million in gross proceeds. The disposals consisted of six revenue producing properties for gross proceeds of $28.6 million and three vacant properties for gross proceeds of $3.0 million. Among the disposals were four properties within Master Trust 2014 for gross proceeds of $8.5 million and five properties leased to Shopko for gross proceeds of $23.1 million.

•
As of September 30, 2018, SMTA's diversified real estate portfolio, comprised of 884 owned properties, with 784 and 100 in the Master Trust 2014 and Other Properties segments, respectively, was 97.3% occupied with a weighted average remaining lease term of 10.0 years.

YEAR-TO-DATE PORTFOLIO HIGHLIGHTS

•
During the nine months ended September 30, 2018, SMTA invested $114.4 million in nine properties and revenue producing capital expenditures, all related to the Master Trust 2014 portfolio. The newly acquired properties have a weighted average lease term of 15.5 years, a weighted-average initial cash yield of approximately 6.52% and an economic yield of 7.49%.

•
During the nine months ended September 30, 2018, SMTA disposed of 39 properties for $75.8 million in gross proceeds, including the sale of 29 income producing properties for $62.1 million. Among the disposals were 29 properties within Master Trust 2014 for gross proceeds of $31.8 million, eight properties leased to Shopko for gross proceeds of $38.6 million and two additional properties for $5.4 million in gross proceeds.

BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	As of September 30, 2018, net investments for the Master Trust 2014 and Other Properties segments were $1.8 billion and $0.5 billion, respectively.

•	As of September 30, 2018, total cash was $16.2 million and restricted cash for the Master Trust 2014 and Other Properties segments was $19.0 million and $2.1 million, respectively.

•	As of September 30, 2018, debt for the Master Trust 2014 and Other Properties segments was $1.9 billion and $0.1 billion, respectively.

•
Adjusted Debt to Annualized Adjusted EBITDAre was 9.6x as of September 30, 2018, based on the three months ended September 30, 2018 (please note the definition of Adjusted EBITDAre has been revised this quarter and going forward to reflect adjustments made for income producing acquisitions and dispositions made during the quarter).

SUBSEQUENT EVENTS

•	On November 1, 2018, SMTA closed on a $165.0 million non-recourse financing loan secured by our remaining 85 Shopko assets in our Other Properties portfolio.

•	On November 1, 2018, SMTA closed on a $50.0 million variable funding note ("VFN") within Master Trust 2014.

•	As of November 7, 2018, SMTA had approximately $156.2 million in cash and cash equivalents.

•	As of November 7, 2018, SMTA had additional liquidity available for acquisitions of approximately $13.2 million in its Master Trust 2014 Release Account.

•	As of November 7, 2018, our outstanding common share count is 43,000,862.

EARNINGS WEBCAST
The Company has provided pre-recorded comments from management. Interested parties can listen to the presentation via the following:

Internet:	The webcast link can be located on the investor relations page of the Company's website at www.spiritmastertrust.com

Telephone:	(844) 512-2921 (Domestic) / (412) 317-6671 (International)
Access code 1109018
ABOUT SPIRIT MTA REIT
Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles.  Our strategy relies on the disposition of non-core properties, disciplined acquisitions, and proactive portfolio management. SMTA is managed by Spirit Realty Capital, L.P, a wholly-owned subsidiary of Spirit (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.
As of September 30, 2018, our diversified portfolio was comprised of 884 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 20.0 million square feet, are leased to approximately 205 tenants across 45 states and 23 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company's website at www.spiritmastertrust.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1409
SMTAInvestorRelations@SpiritRealty.com
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; SMTA’s ability to realize its asset disposition plan by selling down assets leased to Shopko; SMTA’s significant leverage which may expose it to the risk of default under its debt obligations; risks associated with using debt to fund SMTA’s business activities (including its ability to use Master Trust 2014, an asset-backed securitization trust, as its main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); SMTA’s dependence on its external manager, Spirit Realty, L.P., to conduct its business and achieve its investment objectives; SMTA’s continued ability to source new investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from SMTA’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants and the demand for traditional retail and restaurant space particularly with respect to challenges being experienced by general merchandise retailers; SMTA’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; SMTA’s or its manager’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; SMTA’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its most recent filings with the SEC, including its registration statement on Form 10, as amended and subsequent Quarterly Reports on Form 10-Q. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included below.
REPORTING DEFINITIONS AND EXPLANATIONS

Adjusted Funds from Operations (AFFO) AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases, amortization of the promote fee and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from Operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as a performance measure.

Adjusted EBITDAre represents EBITDAre, or earnings before interest, taxes, depreciation and amortization for real estate, modified to include other adjustments to GAAP net income (loss) for transaction costs, adjustments to revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, severance charges, real estate acquisition costs, and debt extinguishment gains (losses), amortization of the promote fee and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDAre and Adjusted EBITDAre is included in this release.

Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre of a quarter by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included at the end of this release.

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included at the end of this release.

Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

Contractual Rent represents monthly contractual cash rent, excluding percentage rents, from properties owned fee-simple or ground leased, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures.

Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

Encumbered Assets represent the assets in our portfolio that are subject to mortgage indebtedness, through Master Trust 2014 or CMBS debt. The asset value attributed to these assets is the Real Estate Investment.

Funds from Operations (FFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP) excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that my be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants.

Master Trust 2014 is an asset-backed securitization trust established in 2005, and amended and restated in 2014, which issues non-recourse notes collateralized by commercial real estate, net-leases and mortgage loans from time to time. Indirect special purpose entity subsidiaries of the Company are the borrowers. This liability is discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.
Other Properties are all properties not included in the Master Trust 2014.
Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.
Real Estate Investment represents the Gross Investment plus improvements less impairment charges.
SMTA Preferred Stock refers to the 10% Series A Cumulative Redeemable Preferred Stock.
Unencumbered Assets represent the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment.

Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sales price components for all leases within the sample.

Spirit MTA REIT
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Investments:
Real estate investments:
Land and improvements	$971,444	$973,231
Buildings and improvements	1,707,970	1,658,023
Total real estate investments	2,679,414	2,631,254
Less: accumulated depreciation	(588,194)	(557,948)
	2,091,220	2,073,306
Loans receivable, net	66,950	32,307
Intangible lease assets, net	104,937	102,262
Real estate assets held for sale, net	22,106	28,460
Net investments	2,285,213	2,236,335
Cash and cash equivalents	16,188	6
Deferred costs and other assets, net	69,766	107,770
Goodwill	13,549	13,549
Total assets	$2,384,716	$2,357,660
Liabilities and equity
Liabilities:
Mortgages and notes payable, net	$1,993,572	$1,926,835
Intangible lease liabilities, net	22,222	23,847
Accounts payable, accrued expenses and other liabilities	32,885	16,060
Total liabilities	2,048,679	1,966,742
Redeemable preferred equity:
SMTA Preferred Stock, $0.01 par value, $25 per share liquidation preference, 20,000,000 shares authorized: 6,000,000 and 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	150,000	—
SubREIT Preferred Stock, $0.01 par value, $1,000 per share liquidation preference, 50,000,000 shares authorized: 5,000 and 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	5,000	—
Total redeemable preferred equity	155,000	—
Stockholders' equity and parent company equity:
Net parent investment	—	390,918
Common stock, $0.01 par value, 750,000,000 shares authorized; 43,000,862 and 10,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	430	—
Capital in excess of common stock par value	200,448	—
Accumulated deficit	(19,841)	—
Total stockholders' equity and parent company equity	181,037	390,918
Total liabilities and equity	$2,384,716	$2,357,660

Spirit MTA REIT
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rentals	$59,769	$55,257	$178,040	$167,645
Interest income on loans receivable	1,131	217	1,964	622
Tenant reimbursement income	518	691	1,499	1,841
Other income	993	2,994	1,934	4,144
Total revenues	62,411	59,159	183,437	174,252
Expenses:
General and administrative	1,795	4,862	11,221	18,593
Related party fees	8,369	1,411	13,450	4,150
Transaction costs	78	1,733	8,620	2,100
Property costs (including reimbursable)	1,909	2,189	5,369	6,210
Interest	27,672	18,733	83,427	56,324
Depreciation and amortization	20,969	19,891	63,071	60,776
Impairments	9,343	15,436	15,415	27,348
Total expenses	70,135	64,255	200,573	175,501
Loss before other income (loss) and income tax expense	(7,724)	(5,096)	(17,136)	(1,249)
Other income (loss):
(Loss) gain on debt extinguishment	—	—	(363)	1
Gain (loss) on disposition of real estate assets	4,210	(1,382)	7,464	18,196
Total other income (loss)	4,210	(1,382)	7,101	18,197
(Loss) income before income tax expense	(3,514)	(6,478)	(10,035)	16,948
Income tax expense	(60)	(45)	(139)	(135)
Net (loss) income and total comprehensive (loss) income	(3,574)	(6,523)	(10,174)	16,813
Preferred dividends	(3,975)	—	(5,300)	—
Net (loss) income attributable to common stockholders	$(7,549)	$(6,523)	$(15,474)	$16,813

Net (loss) income per share attributable to common stockholders
Basic	$(0.18)	$(0.15)	$(0.36)	$0.39
Diluted	$(0.18)	$(0.15)	$(0.36)	$0.39
Weighted average shares of common stock outstanding:
Basic	42,851,010	42,851,010	42,851,010	42,851,010
Diluted	42,851,010	42,851,010	42,851,010	42,851,010

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018 (2)	2017 (1)
Net (loss) income attributable to common stockholders	$(7,549)	$(6,523)	$(15,474)	$16,813
Add/(less):
Portfolio depreciation and amortization	20,969	19,891	63,071	60,776
Portfolio impairments	9,343	15,436	15,415	27,348
(Gain) loss on disposition of real estate assets	(4,210)	1,382	(7,464)	(18,196)
Total adjustments to net (loss) income	26,102	36,709	71,022	69,928
FFO	$18,553	$30,186	$55,548	$86,741
Add/(less):
Loss (gain) on debt extinguishment	—	—	363	(1)
Transaction costs	78	1,733	8,620	2,100
Real Estate Acquisition Costs	54	16	273	26
Non-cash interest expense	2,511	1,408	7,872	4,191
Straight-line rent, net of related bad debt expense	(844)	(35)	(2,278)	(894)
Other amortization and non-cash charges	148	186	371	510
Non-cash compensation expense	451	866	2,875	5,101
Amortization of the promote fee	1,619	—	1,619	—
Total adjustments to FFO	4,017	4,174	19,715	11,033
AFFO	$22,570	$34,360	$75,263	$97,774

Dividends declared to common stockholders	$14,190	N/A	$14,190	N/A

Net income (loss) per share of common stock
Basic	$(0.18)	$(0.15)	$(0.36)	$0.39
Diluted	$(0.18)	$(0.15)	$(0.36)	$0.39
FFO per share of common stock
Diluted (3)	$0.43	$0.70	$1.29	$2.02
AFFO per share of common stock
Diluted (3)	$0.52	$0.80	$1.75	$2.28

Weighted average shares of common stock outstanding:
Basic	42,851,010	42,851,010	42,851,010	42,851,010
Diluted	42,851,010	42,851,010	42,851,010	42,851,010
(1) Amounts for the three and nine months ended September 30, 2017 are based entirely on results of SMTA's legal predecessor entities.
(2) Amounts for the nine months ended September 30, 2018 include five months of income and expense items based on SMTA's legal predecessor entities and four months of actual results from SMTA operations as a stand-alone company.
(3) For both the three and nine months ended September 30, 2018, there were dividends declared to unvested restricted stockholders of $49.5 thousand.

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre

	September 30,
(Unaudited, In Thousands)	2018	2017
Master Trust 2014, net	$1,911,321	$1,331,847
CMBS, net	82,251	—
Total debt, net	1,993,572	1,331,847
Add/(less):
Unamortized debt discount	22,834	15,778
Unamortized deferred financing costs	16,823	7,573
Cash and cash equivalents	(16,188)	(6)
Cash reserves on deposit with lenders as additional security classified as other assets	(21,156)	(49,868)
Total adjustments	2,313	(26,523)
Adjusted Debt	$1,995,885	$1,305,324
Preferred Stock at liquidation value	155,000	—
Adjusted Debt + Preferred Stock	$2,150,885	$1,305,324

	Three Months Ended September 30,
	2018	2017 (1)
Net (loss) income	$(3,574)	$(6,523)
Add/(less):
Interest	27,672	18,733
Depreciation and amortization	20,969	19,891
Income tax expense	60	45
(Gain) loss on disposition of real estate assets	(4,210)	1,382
Impairments on real estate assets	9,343	15,436
Total adjustments	53,834	55,487
EBITDAre	$50,260	$48,964
Add/(less):
Adjustments to revenue producing acquisitions and dispositions (2)	220	—
Transaction costs	78	1,733
Real estate acquisition costs	54	16
Amortization of the promote fee	1,619	—
Total adjustments	1,971	1,749
Adjusted EBITDAre	$52,231	$50,713
Annualized Adjusted EBITDAre (3)	$208,924	$202,852
Adjusted Debt / Annualized Adjusted EBITDAre	9.6x	6.4x
Adjusted Debt + Preferred / Adjusted EBITDAre	10.3x	N/A

(1)	Amounts for 2017 are based on the SMTA's allocated portion of Spirit’s expense.

(2)	Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

(3)	Adjusted EBITDAre for the quarter multiplied by four.

Spirit MTA REIT
Portfolio Overview
(Square Feet In Thousands)

	Properties	Annualized Contractual Rent		Occupied Square Feet	Vacant Properties	Vacant Square Feet

Master Trust 2014	784	$178.6	M	11,854	18	159
Other Properties	100	$57.6	M	7,785	6	197
SMTA	884	$236.2	M	19,639	24	356

Top Ten Tenants at September 30, 2018:

Master Trust 2014				Other Properties
Tenant (1)	Properties	Total Square Feet	Percent of MTA Contractual Rent	Tenant (1)	Properties	Total Square Feet	Percent of Other Properties Contractual Rent
AMC Entertainment, Inc.	14	696	6.1%	Shopko	85	5,940	72.7%
Universal Pool Co., Inc.	14	543	4.0%	Academy, LTD.	1	1,501	16.2%
Crème De La Crème, Inc.	9	190	3.1%	PricewaterhouseCoopers LLP	1	135	3.7%
Goodrich Quality Theaters, Inc.	4	245	3.0%	Children's Learning Adventure USA, LLC	3	72	3.7%
Life Time Fitness, Inc.	3	420	2.9%	Crown Distributing LLC	1	94	2.0%
Destination XL Group, Inc.	1	756	2.9%	Neighbors Health System, Inc.	2	15	1.1%
Buehler Food Markets Inc.	5	503	2.9%	Pleasanton Fitness, LLC	1	28	0.6%
Carmax Auto Superstores, Inc.	4	201	2.7%
Professional Resource Development, Inc.	59	234	2.4%
Regal Cinemas, Inc.	6	267	2.0%
	119	4,055	32.0%		94	7,785	100.0%
(1)  Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands as those set forth above.

Industry Diversification at September 30, 2018:

Master Trust 2014				Other Properties
Industry	Properties	Total Square Feet	Percent of MTA Contractual Rent	Industry	Properties	Total Square Feet	Percent of Other Properties Contractual Rent
Restaurants-Quick Service	312	854	14.5%	General Merchandise	85	5,940	72.7%
Movie Theaters	29	1,519	13.4%	Sporting Goods	1	1,501	16.2%
Restaurants-Casual Dining	89	640	11.4%	Multi-Tenant	1	135	3.7%
Health and Fitness	18	1,021	7.7%	Education	3	73	3.7%
Medical / Other Office	77	503	6.9%	Distribution	1	94	2.0%
Specialty Retail	22	857	5.9%	Medical / Other Office	2	14	1.1%
Home Furnishings	17	907	5.0%	Health and Fitness	1	28	0.6%
Grocery	19	1,011	4.9%	Vacant	6	197	—%
Automotive Parts and Services	79	362	4.8%
Automotive Dealers	12	323	4.5%
Education	15	358	4.4%
Apparel	3	1,019	3.5%
Other	3	183	2.7%
Entertainment	4	200	2.2%
Sporting Goods	3	331	1.9%
Manufacturing	7	763	1.3%
Car Washes	6	49	1.3%
Building Materials	28	458	1.2%
General Merchandise	8	317	1.1%
Drug Stores / Pharmacies	8	83	0.9%
Multi-Tenant	2	41	0.3%
Dollar Stores	5	55	0.2%
Vacant	18	159	—%
	784	12,013	100.0%		100	7,982	100.0%

Asset Type Diversification at September 30, 2018:

Master Trust 2014				Other Properties
Asset Type	Properties	Total Square Feet	Percent of MTA Contractual Rent		Properties	Total Square Feet	Percent of Other Properties Contractual Rent
Retail	666	9,312	84.8%	Retail	97	6,223	78.0%
Industrial	38	2,022	6.2%	Industrial	2	1,595	18.3%
Office	80	679	9.0%	Office	1	164	3.7%
	784	12,013	100.0%		100	7,982	100.0%